                                                                    Exhibit 23.5


                            REMY, THOMAS and MOOSE
                              Attorneys at Law
Michael H. Remy           455 Capitol Mall, Suite 210
Tina A. Thomas           Sacramento, California 95814
James G. Moose                                                 Georganna Foondos
Whitman F. Manley              (916) 443-2745                  Land Use Analyst
John H. Mattox               FAX (916) 443-9017
Courtney A Kaylor
Danae J. Aitchison
Andrea M. Klein


January 5, 1996


Canyon Resources Corporation
14142 Denver West Parkway
Suite 250
Golden, Colorado  80401

To whom it may concern:

         Remy, Thomas and Moose hereby consents to the incorporation by reference into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of 61,539 shares of the Company's common stock of its letter dated January 31, 1994, pertaining to the discussion of environmental and permitting issues in the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                                           Very truly yours,


                                          /s/Whitman F. Manley
                                          --------------------
                                          Whitman F. Manley

6010829.001